EX-35.3
(logo) Midland Mortgage Co.


ANNUAL STATEMENT OF COMPLIANCE

CITIGROUP MORTGAGE LOAN TRUST 2007-0PX1,

ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-0PX1

I, Chris Wertzberger, hereby certify that I am a duly appointed 1st Vice President of Midland Mortgage Co. as subservicer (the "Subservicer") for MidFirst Bank, and further certify as follows:

1. This certification is being made pursuant to the terms of the Mortgage Servicing Purchase Agreement, dated July 25, 2007 between MidFirst Bank (the "Servicer" and "Purchaser") and Orchid Island TRS, LLC (f/k/a Opteum Financial Services, LLC, the "Seller"), and the Pooling and Servicing Agreement dated as of February 1, 2007, among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A. as master servicer and trust administrator (the "Master Servicer" and the "Trust Administrator"), Opteum Financial Services, LLC and U.S. Bank National Association, as trustee (the "Agreements").

2. The undersigned officer of the Subservicer hereby certifies that (i) a review of the activities and the performance of the Subservicer during the period from September 1, 2007 through December 31, 2007 under the Agreements has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Subservicer has fulfilled all of its obligations under the Agreements in all material respects throughout such period, except as described below.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 28 day of February, 2008.

Midland Mortgage Co.

By: /s/ Chris Wertzberger
Name:  Chris Wertzberger
Title: 1st Vice President
Date:  February 28, 2008


(logo) The Midland Group  Member

999 N.W. GRAND BLVD., PO. BOX 26648, OKLAHOMA CITY, OKLAHOMA 73126
(405) 426-1400


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I, Patti Mayfield, a (an) Asst. Secretary of Midland Mortgage Co., hereby certify that Chris Wertzberger is a duly elected, qualified, and acting 1st Vice President of Midland Mortgage Co. and that the signature appearing above is his/her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 28th day of February, 2008.

By: /s/ Patti Mayfield
Name: